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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOCAL COMMUNICATIONS CORPORATION
(Exact name of registrant a specified in its charter)

Delaware (State of incorporation or organization)	36-4167094 (I.R.S. Employer Identification No.)
200 North LaSalle Street, Suite 100 Chicago, IL (Address of principal executive offices)	60601 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants to Purchase Common Stock
(Title of class)

Page 1 of 3 Pages

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Warrants to purchase Common Stock, par value $.01 per share, of Focal Communications Corporation (the "Company") as included under the caption "Description of the Warrants" in the Prospectus forming a part of the Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on October 30, 2001 (Registration No. 333-72446), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.    Exhibits.

Number	Description
1.	Restated Certificate of Incorporation, as amended, incorporated by reference to the Company's Current Report on Form 8-K filed on October 29, 2001.
2.	Certificate of Designation of Series A Redeemable Voting Convertible Preferred Stock, incorporated by reference to the Company's Current Report on Form 8-K filed on October 29, 2001.
3.	Company's Certificate of Amendment to Restated Certificate of Incorporation, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001.
4.	By-Laws of the Company, incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on April 3, 1998.
5.	Form of Certificate representing the Warrants.
6.	Warrant Agreement by and between the Company and Computershare Trust Cmpany of New York, as Warrant Agent, dated as of October 26, 2001, incorporated by reference to the Company's Current Report on Form 8-K filed on October 29, 2001.

Page 2 of 3 Pages

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 6, 2002	Focal Communications Corporation (Registrant)
	By:	/s/ LEWIS SHENDER
	Name:	Lewis Shender
	Title:	Acting Secretary

Page 3 of 3 Pages

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES